UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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EQT CORPORATION
(Name of Registrant as Specified in Its Charter)

TOBY Z. RICE

DEREK A. RICE

J. KYLE DERHAM

WILLIAM E. JORDAN

DANIEL J. RICE IV

DANIEL J. RICE III

ANDREW L. SHARE

RICE INVESTMENT GROUP, L.P.

THE RICE ENERGY 2016 IRREVOCABLE TRUST

LYDIA I. BEEBE

LEE M. CANAAN

JAY C. GRAHAM

DR. KATHRYN J. JACKSON

D. MARK LELAND

JOHN F. MCCARTNEY

HALLIE A. VANDERHIDER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Toby Z. Rice, together with the other participants named herein (collectively, the “Rice Group”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”), and the Rice Group intends to file a definitive proxy statement and accompanying WHITE proxy card with the SEC, to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of EQT Corporation, a Pennsylvania corporation (“EQT”).

On April 25, 2019, Bloomberg published the following article, which includes certain statements by the Rice Group:

EQT Investor Sues to Block Driller From Undercutting Board Slate

By Scott Deveau and Rachel Adams-Heard

•	Suit filed on behalf of Rice team, which owns 3.1% of EQT
•	Calls for universal proxy card to level playing field in vote

The shareholder seeking to shake up EQT Corp. has filed a lawsuit accusing the gas driller of trying to create an uneven playing field in the company’s ongoing boardroom battle.

Investor Toby Rice alleges EQT is taking the unusual step of requiring nominees for the board to consent to being named in the company’s proxy materials, according to a copy of the complaint in Pennsylvania state court reviewed by Bloomberg News. The copy includes a stamp indicating it was filed in court.

The steps that Rice details aren’t required by the company’s bylaws, may violate state law, and are being done to give the company an advantage in its proxy fight with Rice and his team, according to the complaint.

In an interview, EQT Chief Executive Officer Robert McNally said that’s not the case and that the materials the company asks the nominees to sign are the same it would seek of any nominee.

“This really kind of strikes as much ado about nothing,” McNally said by telephone Thursday. “It seems like they’re really just trying to distract the market from what was a really good quarter for EQT and just change the narrative.”

Rice argues that including dissidents candidates on the company proxy card would create “the deceptive appearance” that its nominees support the incumbents.

“These circumstances make it far more likely that a shareholder will vote on the company’s proxy card, unfairly tipping the scale in the company’s favor,” according to the complaint.

EQT shares fell 2.2 percent in trading Thursday to $20.29 share as of 1:09 p.m. in New York, giving the company a market value of about $5.2 billion. McNally attributed the drop to a sector-wide reaction to higher-than-expected natural gas storage levels.

Earlier in the day, EQT released first-quarter results and said it would scale back drilling and boost well completions. McNally said the company is having “real success” in improving operating efficiencies despite the fact that the management team is relatively new.

The Rice brothers argue that “even if EQT achieves its guidance for 2019, which it failed to do in 2018, it would still be the highest cost operator in the” Marcellus shale basin. “Nothing has changed the urgent need to replace leadership and institute the Rice Plan,” they said in an emailed statement.

EQT’s stock is down 19 percent in the past year through Wednesday.

Activist Investors

EQT has come under pressure from the Rice team, which collectively owns about 3.1 percent of the company and seeks to make Toby Rice its chief executive officer. The group has nominated nine directors to replace the majority of the company’s board.

The group, which includes Toby Rice’s brother Derek, argues that EQT has underperformed since it acquired their old company, Rice Energy Inc., in 2017. The brothers have the backing of two other activists, D.E. Shaw and Elliott Management Corp.

Rice contends in his lawsuit that EQT should either agree to the standard procedure of having investors vote on either the company’s slate or that of the activists. Failing that, he argues EQT should agree to use a so-called universal proxy card, which allows investors to vote for candidates from either slate.

“We believe both sides agreeing to use a universal proxy card would reflect best-in-class corporate governance, as the most qualified directors would be elected regardless of which proxy card a shareholder voted on,” Toby Rice said in a statement. "We also believe it is unconscionable for the EQT board to attempt to coerce shareholder votes by allowing a loss of the election to potentially trigger substantial penalties under EQT’s credit agreement."

The investor is asking a judge to invalidate any requirement for his group’s nominees to consent to being named on the company’s proxy card and bar EQT from doing so. They also seek an order forcing the company to approve its nominees so that a credit agreement provision won’t be triggered, according to the complaint. The lawsuit couldn’t be immediately confirmed with the court in Pennsylvania State Court in Allegheny County.

If the company fails to approve the Rice team’s nominees, Rice argues in the suit that the company runs the risk of defaulting on at least $800 million of its debt in the case a majority of the board is replaced at the annual general meeting July 10.

The case is Rice v. EQT Corp., Court of Common Pleas, Allegheny County, Pennsylvania.

* * *

IMPORTANT INFORMATION

On April 22, 2019, Toby Z. Rice, together with the other participants named herein (collectively, the ”Rice Group”), filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”), and the Rice Group intends to file a definitive proxy statement and accompanying WHITE proxy card with the SEC, to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2019 annual meeting of stockholders of EQT Corporation, a Pennsylvania corporation (“EQT”).

THE RICE GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF EQT TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS NOW OR AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING D.F. KING & CO., INC., THE RICE GROUP’S PROXY SOLICITOR, BY PHONE (212-269-5550) OR E-MAIL (RICE@DFKING.COM). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The participants in the proxy solicitation are anticipated to be Toby Z. Rice, Derek A. Rice, the Rice Energy 2016 Irrevocable Trust (the “Rice Trust”), Andrew L. Share, Rice Investment Group, L.P. (“Rice Investment”), Daniel J. Rice III, J. Kyle Derham, William E. Jordan, Lydia I. Beebe, Lee M. Canaan, Jay C. Graham, Dr. Kathryn J. Jackson, D. Mark Leland, John F. McCartney, Daniel J. Rice IV, and Hallie A. Vanderhider.

As of the date hereof, Toby Z. Rice beneficially owns directly 400,000 shares of Common Stock, no par value, of EQT (the “Common Stock”), Derek A. Rice directly and indirectly beneficially owns 272,651 shares of Common Stock, the Rice Trust directly beneficially owns 5,676,000 shares of Common Stock, Andrew L. Share, as the trustee of the Rice Trust, may be deemed to beneficially own 5,676,000 shares of Common Stock that are beneficially owned directly by the Rice Trust, Daniel J. Rice III directly and indirectly beneficially owns 1,011,407 shares of Common Stock, J. Kyle Derham directly and indirectly beneficially owns 50,000 shares of Common Stock, Dr. Kathryn J. Jackson directly beneficially owns 500 shares of Common Stock, William E. Jordan directly and indirectly beneficially owns 103,285 shares of Common Stock, John F. McCartney directly beneficially owns 743 shares of Common Stock and Daniel J. Rice IV directly beneficially owns 219,609 shares of Common Stock. As of the date hereof, Mmes. Beebe, Canaan and Vanderhider and Messrs. Graham and Leland and Rice Investment do not own any shares of Common Stock.